Exhibit 23.2
Ozolutions Inc.
Form S-8







                          INDEPENDENT AUDITORS' CONSENT



To the Board of Directors
  and Stockholders
Ozolutions Inc.
Toronto, Ontario Canada


We consent to the incorporation by reference in this Registration Statement of Ozolutions Inc. on Form S-8 of our report dated October 26, 2001, appearing in the Annual Report on Form 10-KSB of Ozolutions Inc. for the years ended August 31, 2001 and 2000.



/s/ Rotenberg & Co., LLP

Rotenberg & Co., LLP
Rochester, New York
July 22, 2002




















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